                                   SCHEDULE A
                                   ----------

                               DELAWARE VIP TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                           EFFECTIVE AS OF MAY 1, 2002




Delaware VIP Balanced Series
Delaware VIP Capital Reserves Series
Delaware VIP Cash Reserve Series
Delaware VIP Convertible Securities Series
Delaware VIP Devon Series
Delaware VIP Emerging Markets Series
Delaware VIP Global Bond Series
Delaware VIP Growth Opportunities Series
Delaware VIP High Yield Series
Delaware VIP International Value Equity Series
Delaware VIP REIT Series
Delaware VIP Select Growth Series
Delaware VIP Small Cap Value Series
Delaware VIP Social Awareness Series
Delaware VIP Strategic Income Series
Delaware VIP Technology and Innovation Series
Delaware VIP Trend Series
Delaware VIP U.S. Growth Series



AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.              DELAWARE VIP TRUST
                                            for its series set forth in this Schedule A



By:      /s/ Douglas L. Anderson            By:      /s/ David K. Downes
         -----------------------                     -------------------
Name:    Douglas L. Anderson                Name:    David K. Downes
Title:   Senior Vice President/Operations   Title:   President/Chief Executive Officer/
                                                     Chief Financial Officer